Exhibit 99.1

August 8, 2014

Diligent Board Member Services, Inc. Announces Second-Quarter

2014 Financial Results

August 8, 2014 —Diligent Board Member Services, Inc. (“Diligent” or the “Company”) (NZX: DIL) (www.boardbooks.com), provider of the world’s most widely used secure board portal, today announced financial results for the second-quarter and six months ended June 30, 2014.

Alessandro Sodi, President and Chief Executive Officer of Diligent commented on the results: “Revenue growth exceeded our expectations for the second-quarter contributing to total revenue growth of 35% for the first half of the year. Demand for our Boardbooks product remains strong as companies continue to embrace the use of electronic board portals worldwide. Looking forward, we have entered the second half of the year with solid momentum. We will remain focused on our growth strategies of entering new markets and expanding our product functionality and related use cases. We continue to see real opportunities in these areas and remain confident of our ability to grow in a disciplined way.”

Second-Quarter 2014 Financial Highlights

•                  Revenue: For the quarter ended June 30, 2014, total revenue was $US 20.3 million, an increase of 30% compared with $US 15.6 million in the prior year.

•                  Gross Profit: Gross profit for the second quarter was $US 16.4 million, an increase of 30% compared with $US 12.6 million in the prior year. Gross margin was 80.5% compared with 80.8% in the second quarter of 2013.

•                  Adjusted EBITDA: For the quarter ended June 30, 2014, Adjusted EBITDA was $US 5.9 million, an increase of 14% compared with $US 5.2 million in the prior year. Adjusted EBITDA margin was 29.1% compared with 33.2% in the prior year.

•                  Net Income: For the quarter ended June 30, 2014, net income was $US 2.5 million, an increase of 12% compared with $US 2.2 million in the prior year. Diluted earnings per share was $US 0.02, compared with $US 0.02 in the prior year.

Adjusted Net Income for second quarter was $US 3.5 million, an increase of 21% compared with $US 2.9 million in the prior year. Adjusted Net Income per diluted share was $US 0.03, compared with $US 0.02 in the prior year.

•                  Balance Sheet: As of June 30, 2014, Diligent had $US 61.7 million in cash balances and short-term investments and no bank debt, an increase of $US 1.1 million as compared to the cash and short-term investments on March 31, 2014.

Second Quarter and Other Recent Business Highlights

•                  Boardbooks Users: During the second quarter of 2014, the number of Diligent Boardbooks® users increased by approximately 5,500 to over 82,600 users.

•                  Revenue Retention Rate: In the second quarter, Diligent’s annual revenue retention rate (excluding upsells into the existing customer base) continued to exceed 95%; which the Company believes places it among the best-in-class for SaaS companies.

•                  Charlotte, NC Development Center: During the second quarter Diligent opened a new Charlotte, North Carolina development center. To date, the Company has hired 14 research and development employees to work in the Charlotte, NC office and plans to expand the number of R&D staff in this location to approximately 30 by the end of 2014.

Half-Year 2014 Financial Highlights

•                  Revenue: For the six months ended June 30, 2014, total revenue was $US 39.5 million, an increase of 35% compared with $US 29.3 million in the prior year.

•                  Gross Profit: Gross profit for the six months ended June 30, 2014 was $US 31.8 million, an increase of 35% compared with $US 23.6 million in the prior year period. Gross margin was 80.5% compared with 80.3% in the prior year.

•                  Adjusted EBITDA: Adjusted EBITDA for the six months ended June 30, 2014 was $US 12.3 million, an increase of 29% compared with $US 9.5 million in the prior year period. Adjusted EBITDA margin was 31.2% compared with 32.5% in the prior year.

•                  Net Income: For the six months ended June 30, 2014, net income was $US 4.4 million, an increase of 29% compared with $US 3.5 million in the prior year. Diluted earnings per share was $US 0.04, compared with $US 0.03 in the prior year period.

Adjusted Net Income for the six months ended June 30, 2014 was $US 7.2 million, an increase of 33% compared with $US 5.4 million in the prior year. Adjusted Net Income per diluted share was $US 0.06, compared with $US 0.04 in the prior year.

•                  Cash Flow: The Company generated $US 9.3 million in cash from operations and invested $US 2.7 million in capital expenditures, yielding free cash flow of $US 6.6 million for the six months ended June 30, 2014. Free cash flow was $US 5.8 million in the prior year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Revenue Outlook

As of August 8, 2014, Diligent is initiating revenue guidance for the third-quarter 2014 and increasing guidance for the full year 2014, as follows:

•                  Third-Quarter 2014: The Company expects revenue to be between $US 20.7 million and $US 21.0 million, or an increase of 20% to 22% year-over-year.

•                  Full Year 2014: The Company is increasing its annual revenue guidance to between $US 81.5 million and $US 82.5 million, or an increase of 26% to 27% over full year 2013, compared with the prior outlook for revenue of between $US 80.5 million and $US 82.0 million.

Quarterly Conference Call

Diligent will host a conference call today at 9:30 a.m. NZST (5:30 p.m. USET) to review the Company’s financial results for the second-quarter and six months ended June 30, 2014. To access this call participants should dial 0800-452-092 (New Zealand), 1-855-327-6837 (U.S.) or +1-631-982-4565 (international). A live webcast of the conference call will be accessible from the investor relations section of Diligent’s website at http://boardbooks.com/investor-relations. A replay of this conference call can also be accessed through August 15, 2014, by dialing 0800-452-092 (New Zealand), 1-800-319-6413 (U.S.). The replay pass code is 78523.

About Diligent

Over 82,600 individual directors, executives and board teams worldwide rely on Diligent Board Member Services, Inc. (NZX: DIL) to speed and simplify how board materials are produced, delivered, reviewed and voted on. Providing the world’s most widely used secure board portal via iPad, Windows devices and browsers — Diligent has pioneered ease of use, stringent security, and superior training and support since 2001. Diligent Boardbooks provides directors and management with immediate access to their most time sensitive and confidential information along with the tools to review, discuss and collaborate on it. It also helps administrative staff accelerate production and delivery, and corporate executives streamline board communications and decisions.

Diligent uses the Software-as-a-Service (SaaS) model to distribute its Diligent Boardbooks application to the market and maintain the security and integrity of its clients’ data. Under this model, Diligent offers annual renewable subscriptions for customer access to its Diligent Boardbooks product which is hosted on Diligent’s secure servers, and offers a complete suite of related services including training, support, data migration and data security/backup.

Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, and Free Cash Flow information, which are provided to investors to supplement the results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define these terms as follows:

•                  Adjusted EBITDA: operating income before depreciation and amortization expense, stock based compensation expense, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses.

•                  Adjusted Net Income: net income before costs relating to non cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses, net of tax.

•                  Free Cash Flow: cash flows provided by operating activities minus capital expenditures.

These supplemental measures of the Company’s performance are not required by, or presented in accordance with GAAP. The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items the Company excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or a substitute for, financial information prepared in accordance with GAAP. For a quantitative reconciliation of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Safe Harbor Statement

Statements made in this press release that state Diligent’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation Diligent’s revenue outlook for the third quarter and full year 2014. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Diligent undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Diligent’s actual results to differ materially from those projected in such forward-looking statements. For example, if we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boardbooks offerings, or keep pace with technological changes that impact the use of our product offerings, or suffer security breaches or service interruptions, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, regulatory and technological factors affecting Diligent Board Member Services, Inc.’s operations, markets, products, services and other factors set forth in the Company’s Risk Factors included in its Annual Report on Form 10-K/A filed with the SEC on May 20, 2014.

Investor inquiries:	Media inquiries:

Sonya Joyce	Geoff Senescall
Ph: + 64 4 894 6912	Ph: + 64 21 481 234

Diligent Board Member Services, Inc.

Schedule 1: Unaudited Condensed Consolidated Statements of Income

(in $US thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$20,344	$15,629	$39,470	$29,337
Cost of revenues (excluding depreciation and amortization)	3,963	2,999	7,694	5,772
Gross profit	16,381	12,630	31,776	23,565

Operating expenses:
Selling and marketing	2,611	2,338	5,358	4,616
General and administrative (1)	7,807	4,596	14,649	8,292
Research and development	1,460	945	2,773	1,879
Depreciation and amortization	661	355	1,188	614
Investigation and restatement	137	712	916	2,344
Total operating expenses	12,676	8,946	24,884	17,745

Operating income	3,705	3,684	6,892	5,820

Other income (expense), net:
Interest expense, net	(14)	(26)	(29)	(34)
Foreign exchange transaction gain (loss)	33	(65)	101	(181)
Total other income (expense), net	19	(91)	72	(215)

Income before (benefit)provision for income taxes	3,724	3,593	6,964	5,605
Income tax expense	1,219	1,364	2,515	2,146
Net income	$2,505	$2,229	$4,449	$3,459

Accrued preferred stock dividends	(82)	(89)	(170)	(180)
Net income attributable to common stockholders	$2,423	$2,140	$4,279	$3,279

Earnings per share:
Basic	$0.02	$0.02	$0.04	$0.03
Diluted	$0.02	$0.02	$0.04	$0.03
Weighted average shares outstanding:
Basic	116,554	116,443	116,502	116,411
Diluted	120,671	122,054	120,421	121,917

(1)         Within general and administrative expenses Diligent has recorded expense of $1.02 million and $2.1 million for the CEO’s replacement awards and $556 thousand and $656 thousand for restatement bonuses for the three and six months ended June 30, 2014, respectively.

Diligent Board Member Services, Inc.

Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(in $US thousands, except share and per share amounts)

	(Unaudited)
	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$61,661	$43,583
Short-term investments	—	12,497
Accounts receivable, net	1,664	1,750
Deferred commissions	1,320	1,532
Prepaid expenses and other current assets	2,388	1,936
Deferred tax assets	5,711	3,111
Income tax receivable	294	1,430
Total current assets	73,038	65,839

Property and equipment, net	10,563	8,228
Deferred tax assets	3,156	3,607
Security deposits	824	676
Total assets	$87,581	$78,350

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$743	$2,402
Accrued expenses and other liabilities	9,857	8,856
Deferred revenue	29,352	27,428
Obligations under capital leases	846	847
Total current liabilities	40,798	39,533

Non-current liabilities:
Deferred revenue, less current portion	11,222	10,471
Obligations under capital leases	340	767
Other non-current liabilities	4,999	2,634
Total non-current liabilities	16,561	13,872
Total liabilities	57,359	53,405
Commitments and contingencies	—
Redeemable preferred stock:
Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized 30,000,000 and 32,667,123 shares issued and outstanding (liquidation value $4,670)	3,000	3,261
Stockholders’ equity:
Common Stock, $.001 par value, 250,000,000 shares authorized, 86,556,610 and 83,776,155 shares issued and outstanding	87	84
Additional paid-in capital	29,975	28,861
Accumulated deficit	(2,771)	(7,220)
Accumulated other comprehensive income	(69)	(41)
Total stockholders’ equity	27,222	21,684
Total liabilities, redeemable preferred stock and stockholders’ equity	$87,581	$78,350

Diligent Board Member Services, Inc.

Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

(In $US thousands)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities:
Net income	$4,449	$3,459
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(2,149)	(769)
Excess tax benefits realized from share-based compensation	—	(268)
Depreciation and amortization	1,188	614
Share-based compensation	777	771
Changes in operating assets and liabilities:
Accounts receivable	87	(267)
Deferred commissions	212	163
Prepaid expenses and other current assets	(451)	(301)
Security deposits	—	(521)
Accounts payable and accrued expenses	(1,073)	1,421
Income taxes payable	1,135	(737)
Deferred revenue	2,675	2,841
Other non-current liability	2,444	(108)
Other	—	(2)
Net cash provided by operating activities	9,294	6,296
Cash flows from investing activities:
Purchases of short-term investments	—	(4,998)
Proceeds from maturity of short-term investments	12,497	103
Restricted cash-security deposits	(147)	—
Purchases of property and equipment	(2,671)	(477)
Net cash provided by (used in) investing activities	9,679	(5,372)
Cash flows from financing activities:
Payment of preferred stock dividend	(359)	(120)
Proceeds from exercise of stock options and purchases of shares under stock purchase plan	—	74
Excess tax benefits realized from share-based compensation	—	268
Repayments of obligations under capital leases	(426)	(212)
Payments of obligations under software licensing agreements	(82)	(72)
Net cash (used in) provided by financing activities	(867)	(62)
Effect of exchange rates on cash and cash equivalents	(28)	(140)
Net increase in cash and cash equivalents	18,078	722
Cash and cash equivalents at beginning of period	43,583	33,311
Cash and cash equivalents at end of period	$61,661	$34,033

Diligent Board Member Services, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

(in $US thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating Income	$3,705	$3,684	$6,892	$5,820
(+) D&A	661	355	1,188	614
EBITDA	4,366	4,039	8,080	6,434
(+) Investigations & Restatement	137	712	916	2,344
(+) CEO Replacement Awards and Restatement Bonuses	1,580	—	2,756	—
(+) Stock Based Comp	(162)	431	577	771
Adj. EBITDA (1)	5,921	5,182	12,329	9,549
Adj. EBITDA Margin	29.1%	33.2%	31.2%	32.5%

(1)         Adjusted EBITDA is calculated as operating income plus depreciation and amortization expense, stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income	$2,505	$2,229	$4,449	$3,459
(+) Investigations & Restatement	137	712	916	2,344
(+) CEO Replacement Awards and Restatement Bonuses	1,580	—	2,756	—
(+) Stock Based Comp	(162)	431	577	771
(-) Income tax effect of adjustments	(513)	(434)	(1,530)	(1,184)
Adj. NET INCOME (1)	$3,547	$2,938	$7,168	$5,390

Weighted average shares outstanding Basic	116,554	116,443	116,502	116,411
Weighted average shares outstanding Diluted	120,671	122,054	120,451	121,917

Adj. Net Income per share Basic:	$0.03	$0.03	$0.06	$0.05
Adj. Net Income per share Diluted:	$0.03	$0.02	$0.06	$0.04

(1)         Adjusted net income is calculated as GAAP net income excluding the impacts of non cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses, net of tax.